Exhibit 99.01

Contacts:

Immersion Media

Edelman

Reagan Crossley

(650) 762-2955

reagan.crossley@edelman.com

Immersion Investors

The Blueshirt Group

Jennifer Jarman

(415) 217-5866

jennifer@blueshirtgroup.com

Technology and Entertainment Executive David Habiger Joins Immersion Board of Directors

SAN JOSE, Calif., September 11, 2014 (BUSINESS WIRE) – Immersion Corporation (NASDAQ:IMMR), the leading developer and licensor of touch feedback technology, today announced that seasoned technology executive David Habiger will join the Company’s Board of Directors.

“We are pleased to welcome Dave Habiger to the Immersion Board,” said Victor Viegas, chief executive officer and director of Immersion. “Dave’s strong background in growing successful technology companies and his extensive board expertise combined with his over 20 years of work in digital media and entertainment is an asset to the Company as we expand our business into mobile content.”

Currently, Mr. Habiger is a Senior Advisor to Silver Lake Partners and a Venture Partner at the Pritzker Group. He also serves on the boards of DTS, RealD, Control4, Echo Global Logistics and Textura. Mr. Habiger, who also served as the Chief Executive Officer of NDS Group and the President and Chief Executive Officer of Sonic Solutions, brings a wealth of experience in the digital media and entertainment space.

“It’s a pleasure to join the Immersion board at such an exciting time for the Company,” said Mr. Habiger. “I have spent much of my career bringing innovative new technologies to the digital media and entertainment industries, and I look forward to contributing to the success of Immersion as it brings its unique and engaging tactile feedback technology to mobile content.”

Habiger becomes Immersion’s fourth independent board member, joining Chairman Carl Schlachte, chairman, president and CEO of Ventiva, Jack Saltich, former chairman and chief executive officer of Vitex Systems, and David Sugishita, chairman of Atmel.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptics, or tactile effects; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile device, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,700 issued or pending patents in the U.S., China and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding Mr. Habiger’s potential impact and contribution on Immersion’s mobile content business.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: unanticipated difficulties and challenges in Mr. Habiger’s integration onto the Immersion Board of Directors, product development efforts by Immersion and its licensees; lack of market demand for Immersion’s technologies (including technologies relevant to mobile content); unanticipated difficulties and challenges encountered in implementation efforts by Immersion’s licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve commercial demand for Immersion’s products or third party products incorporating Immersion’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.